    As filed with the Securities and Exchange Commission on July 21, 1997.

                                                Registration No. 333-30293

 ------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                              REGISTRATION STATEMENT
                                      UNDER
                            THE SECURITIES ACT OF 1933

                              ----------------------

                       TRAVELERS PROPERTY CASUALTY CORP.
             (Exact name of registrant as specified in its charter)

              Delaware                             06-1445591
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)


                                 One Tower Square
                           Hartford, Connecticut 06183
                                 (860) 277-0111
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              ---------------------

                             James M. Michener, Esq.
                         Travelers Property Casualty Corp.
                                One Tower Square
                           Hartford, Connecticut 06183
                                (860) 277-0111
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               --------------------

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

                               ---------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                  -------------------

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

-------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED JULY 21, 1997

              This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.

PROSPECTUS

                       TRAVELERS PROPERTY CASUALTY CORP.
                        AGENCY CAPITAL ACCUMULATION PLAN

    This Prospectus relates to the Class A Common Stock, par value $.01 per share (the "Common Stock"), of Travelers Property Casualty Corp. (the "Company"), issuable pursuant to the Travelers Property Casualty Corp. Agency Capital Accumulation Plan (the "Plan").


    An aggregate of 1,000,000 shares of Common Stock has been authorized for issuance pursuant to the Plan, which shares may be Restricted Agency Stock (as hereinafter defined) and/or Agency Stock (as hereinafter defined). The Restricted Agency Stock and/or Agency Stock will be issued from time to time by the Company under the terms of the Plan directly to Eligible Agencies (as hereinafter defined) (i) that elect to receive a portion of their Performance Plus (as hereinafter defined) that would otherwise have been paid in cash in the form of Common Stock that will be subject to restrictions on transferability and forfeiture in certain circumstances (the "Restricted Agency Stock"), or (ii) that are selected by the Committee (as hereinafter defined) to receive, in addition to any cash or other compensation otherwise payable to them, Common Stock that will generally not be subject to such restrictions (the "Agency Stock"), in either case without the payment of any underwriting discount or commission. The price of the Restricted Agency Stock for purposes of determining the number of shares to be issued will be discounted at 25% from fair market value (as hereinafter defined), or at the discretion of the Committee (as hereinafter defined), at such other percentage as may be necessary to reflect adequately the impact of the nature of the restrictions and the risk of potential forfeiture of the Restricted Agency Stock.


    In certain jurisdictions, a registered broker-dealer will act as agent on behalf of the Company in order to comply with the securities laws of such jurisdictions. Smith Barney Inc., an affiliate of the Company and a registered broker-dealer, may act in such capacity. No broker's or dealer's commission or discount will be paid to Smith Barney Inc. in connection with its agent's role, except that Smith Barney Inc. will be reimbursed by the Company for its expenses.


    The Common Stock is currently traded on the New York Stock Exchange, Inc. under the symbol "TAP." On July 17, 1997, the last sale price of the Common Stock as reported on the New York Stock Exchange, Inc. was $41.25 per share.


                THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
                   THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                    SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                       EXCHANGE COMMISSION OR ANY STATE SECURITIES
                         COMMISSION PASSED UPON THE ACCURACY OR
                           ADEQUACY OF THIS PROSPECTUS. ANY
                            REPRESENTATION TO THE CONTRARY
                                IS A CRIMINAL OFFENSE.

                             ------------------------------

                     The date of this Prospectus is             , 1997.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

    FOR NORTH CAROLINA PURCHASERS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS OR ANY SUPPLEMENTS HERETO.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, NW, Washington, DC 20549, and at the Commission's regional offices at 7 World Trade Center, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, NW, Washington, DC 20549 at prescribed rates. The Commission also maintains a site on the World Wide Web, the address of which is http:// www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers, such as the Company, that file electronically with the Commission. Such reports, proxy statements and other information may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

    This Prospectus constitutes a part of the Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement for further information with respect to the Company and the securities offered hereby. Any statement contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and in each instance reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The Company's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1996, the Company's Quarterly Report on Form 10-Q for the three month period ended March 31, 1997, the Company's Current Reports on Form 8-K dated January 21, 1997, February 10, 1997, April 17, 1997 and July 15, 1997, and the description of the Common Stock contained in the Company's Registration Statement on Form 8-A, dated April 22, 1996 (File No. 1-14328), including any amendment or reports filed for the purpose of updating such description, which have been filed by the Company under the Exchange Act, are incorporated by reference herein.


    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company hereby undertakes to provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents referred to above which have been or may be incorporated by reference herein, other than exhibits thereto (unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be directed to Corporate Communications, Travelers Property Casualty Corp., One Tower Square, Hartford, Connecticut 06183; telephone number: (860) 277-0111.

    The Company's principal executive offices are located at One Tower Square, Hartford, Connecticut 06183, and the telephone number is (860) 277-0111.

                                USE OF PROCEEDS

    The Company will not receive any cash proceeds in connection with the issuance of the Restricted Agency Stock or the Agency Stock.

                       TRAVELERS PROPERTY CASUALTY CORP.
                        AGENCY CAPITAL ACCUMULATION PLAN

GENERAL INFORMATION

    The Plan provides for the issuance by the Company of Restricted Agency Stock to Eligible Agencies (as hereinafter defined) that elect to participate in the Plan and receive awards of Restricted Agency Stock in lieu of a portion of their performance plus or participation payments ("Performance Plus") under performance plus agreements with The Travelers Indemnity Company, Travelers Casualty and Surety Company and The Standard Fire Insurance Company and their respective property-casualty subsidiaries and affiliates (the "Insurance Companies"), which Performance Plus would have been otherwise paid in cash. The Plan also provides for the issuance by the Company of Agency Stock to Eligible Agencies that are selected by the Committee.

    The Plan was adopted by the Board of Directors of the Company (the "Board") on April 23, 1997 and became effective on July 1, 1997. The purpose of the Plan is to enable the Company and its Subsidiaries to attract, retain and motivate independent property-casualty insurance agencies that are appointed by the Insurance Companies to represent the Insurance Companies in the sale of insurance or otherwise (the "Agencies"), to compensate them for their contributions to the growth and profits of the Company and to encourage ownership of the Common Stock on the part of such Agencies. The Plan is administered by the Nominations, Compensation and Corporate Governance Committee of the Board or any subcommittee thereof or such other committee which may be appointed by the Board from time to time (the "Committee"). The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

    A summary of the features of the Plan is set forth below and is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Annex A. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan. All determinations regarding participation in and awards under the Plan shall be governed by the terms of the Plan and, where applicable, the terms of the Restricted Agency Stock Award Agreement or Agency Stock Award Agreement, as the case may be, between the Company and each Eligible Agency (as hereinafter defined).

DESCRIPTION OF THE PLAN

    ELIGIBILITY. Agencies that earn the minimum Performance Plus and are selected from time to time by the Committee, in its discretion, shall be eligible to participate in the Plan and receive one or more awards of Restricted Agency Stock (the "Eligible Agencies") on a voluntary basis. The minimum Performance Plus that must be earned for the calendar year for which such Performance Plus is earned (the "Base Year") before a Restricted Agency Stock award can be elected is currently $5,000 in respect of each of Commercial Lines, Personal Lines and Bond, but the Committee may, in its discretion, provide for alternative minimum Performance Plus that must be earned. COMMERCIAL LINES, PERSONAL LINES AND BOND ARE NOT AGGREGATED FOR THIS PURPOSE. Eligible Agencies that are selected from time to time by the Committee, in its discretion, shall be eligible to receive one or more awards of Agency Stock under the Plan.

    As of June 1, 1997, the Company and its Subsidiaries had approximately 7,500 active Agencies of which approximately 2,300 are expected to be eligible to participate in the Plan.

    AWARDS OF RESTRICTED AGENCY STOCK. Eligible Agencies that elect to participate in the Plan ("Participants") will receive awards of Restricted Agency Stock at the time annual incentive awards are granted. Awards of Restricted Agency Stock will be made in lieu of cash payment of a percentage of the Participant's Performance Plus. With respect to each Eligible Agency or group of Eligible Agencies, the Committee will determine (a) the number of shares of Restricted Agency Stock to be awarded; (b) the minimum Performance Plus that must be earned before a Restricted Agency Stock award can be elected;
(c) the minimum and maximum level of participation (expressed as a percentage of Performance Plus) that will be available as an election to Eligible Agencies participating in the Plan; (d) the frequency of awards; and (e) all other terms and conditions applicable to participation in the Plan and the awards of Restricted Agency Stock.

    PERCENTAGE PARTICIPATION. Eligible Agencies are given the opportunity, during each annual enrollment period for the Plan, to elect whether to participate in the Plan and receive Restricted Agency Stock. Participants may specify the percentage of their Performance Plus to be paid in Restricted Agency Stock. An Agency may be required to make such election prior to such Agency knowing whether it will be eligible to receive an award of Restricted Agency Stock and prior to knowing the amount of the Performance Plus on which eligibility to participate in the Plan and the amount on which the award will be based. Under current administrative guidelines, with respect to Performance Plus for Commercial Lines, Personal Lines or Bond, separately and not in the aggregate, Participants may elect an award not less than an amount equal to 10% of Performance Plus and not more than an amount equal to 50% of Performance Plus. For purposes of these calculations, Performance Plus will include the discounted value of any award of Restricted Agency Stock. The percentage elected by each Participant of Performance Plus to be received in Restricted Agency Stock in accordance with the terms of the Plan will be paid in full in the form of Restricted Agency Stock (up to the maximum percentage of Performance Plus eligible to be received in the form of Restricted Agency Stock as described above and except for fractional shares of Restricted Agency Stock which will be paid in cash). In the event there is an adjustment to the Performance Plus after the date of an award of Restricted Agency Stock under the Plan, the Company may pay the adjustment amount entirely in cash.

    No election made under the Plan will be effective unless it is made in accordance with the administrative procedures established by the Committee from time to time, including timely receipt by the Company of annual election forms. Percentage elections, once made for a given calendar year, are irrevocable and may not be changed nor may participation in the Plan be discontinued during such calendar year. Participants may discontinue participation or modify their percentage elections during any annual enrollment period for the next ensuing calendar year.

    DISCOUNTED PRICE OF RESTRICTED AGENCY STOCK. The price of the Restricted Agency Stock for purposes of determining the number of shares to be issued will be discounted at 25% from fair market value or, at the discretion of the Committee, such other discount rate as may be necessary to reflect adequately the impact of the restricted nature and potential forfeiture of the Restricted Agency Stock. For purposes of the Plan, "fair market value" of the Common Stock shall be the average of the closing prices on the Composite Transactions Tape of the New York Stock Exchange, Inc. for the five (5) trading days immediately prior to the date of an award. The value of fractional shares will be paid currently in cash. The Committee may provide for alternative methods of determining the fair market value of the Common Stock.

    AWARDS OF AGENCY STOCK. Eligible Agencies that are selected from time to time by the Committee (which need not be Participants under the Plan) will receive awards of Agency Stock at such times as the Committee shall determine. The Agency Stock will be issued by the Company, under the terms of the

Plan,directly to Eligible Agencies that are selected by the Committee. Awards of Agency Stock will be in addition to any cash or other compensation, including Restricted Agency Stock, otherwise payable to such Agency. The number of shares of Agency Stock awarded to an Eligible Agency under the Plan may be determined by a formula or formulas approved by the Committee or may be determined by the Committee individually on a case by case basis. With respect to each Eligible Agency or group of Eligible Agencies, the Committee will determine (a) the number of shares of Agency Stock to be awarded; (b) the frequency of awards; and (c) all other terms and conditions, if any, applicable to the awards of Agency Stock.

RESTRICTED AGENCY STOCK

    RESTRICTIONS ON TRANSFERABILITY. A Participant will not be able to sell, transfer, pledge, assign or otherwise dispose of the Restricted Agency Stock for a period of three (3) years from the date of grant (or such other shorter or longer period as may be determined to be applicable at the time of an award, in the discretion of the Committee) (the "Restricted Period"); provided, however, that for awards made in respect of the 1997 performance year, the Restricted Period will be a period of two (2) years from the date of grant (or such other shorter or longer period as may be determined to be applicable at the time of an award of Restricted Agency Stock, in the discretion of the Committee). The foregoing does not prohibit a Participant from entering into agreements with its Producers, if any, with respect to rights and limitations associated with the Restricted Agency Stock; provided, however, that Producers shall have no rights under the Plan and neither the Company nor any of its Subsidiaries or affiliates shall have any liability under such agreements or with respect thereto. The Plan does not permit the attachment of liens on funds or securities held under the Plan. The Committee may extend the initial Restricted Period with respect to any award with the Participant's written consent and may provide for alternative restrictions during any such extension of the Restricted Period. The Committee may also provide for the lapse of restrictions in installments and accelerate or waive any restrictions in whole or in part based upon such factors and circumstances as the Committee may determine in its discretion.

    DIVIDENDS; VOTING RIGHTS. Participants are entitled to receive regular dividends or dividend equivalents with respect to the Restricted Agency Stock during the Restricted Period. The Committee will determine the effect of any extraordinary dividends or distributions on the Restricted Agency Stock. Unless the Committee, in its discretion, determines otherwise at or prior to the time of the grant of any award, during the Restricted Period (i) each Participant has the right to direct the vote of his or her shares of Restricted Agency Stock, and (ii) the Restricted Agency Stock shall be voted by the Company's senior administrative officer in charge of administering the Plan, or such other person as the Committee may designate (the "Plan Administrator"), and the Plan Administrator shall vote such shares in accordance with instructions received from the Participants. Restricted Agency Stock as to which no instructions are received will be voted by the Plan Administrator proportionately in accordance with instructions received from the Participants in the Plan.

    VESTING AND FORFEITURE. Upon the scheduled expiration of the Restricted Period or the lapsing of restrictions in the circumstances described below, the Participant will obtain full dispositive power over his or her shares, including (at the Company's option) sale of such shares to the Company. Shares so repurchased by the Company will be available for future issuances under the Plan. The Company makes no commitment to purchase any or all shares of Restricted Agency Stock from Participants.

    Each award of Restricted Agency Stock shall be subject to forfeiture based upon a separate determination of performance in respect of the Line in which the award was originally granted. In the event that in any of the calendar years during the Restricted Period immediately following the Base Year a Participant's annual written property-casualty premium (Eligible Premium or Eligible Net Written

Premium) (as defined in the Agency Performance Plus Agreements between a Participant and the Insurance Companies) (the "Annual Premium") with the Company and the Insurance Companies is reduced by 50% or more in Commercial Lines, Personal Lines or Bond compared to such Participant's Annual Premium (in the applicable line of business such as Commercial Lines, Personal Lines or Bond (each, a "Line")) with the Company and such Insurance Companies in the Base Year (as adjusted, if applicable, as provided below), such Participant will forfeit all Restricted Agency Stock awarded with respect to such Base Year related to the Line in which the Annual Premium was reduced. Forfeiture determinations will be made separately for each award with reference to the applicable Base Year and Line for that award. In addition, unless the Committee in its discretion determines otherwise, failure by a Participant to maintain its agency agreement with the Insurance Companies throughout the Restricted Period will result in forfeiture of all Restricted Agency Stock previously awarded to such Participant. Payments of cash Performance Plus are not subject to forfeiture. Upon such forfeiture, the Participant will have no further rights in the Restricted Agency Stock or the Performance Plus in respect of which the Restricted Agency Stock was awarded. The determination of whether there is a reduction in Annual Premiums in any given year compared to the applicable Base Year resulting in forfeiture will be based on Annual Premiums in Commercial Lines, Personal Lines or Bond, depending upon whether the Restricted Agency Stock was awarded in respect of Commercial Lines Performance Plus, Personal Lines Performance Plus or Bond Performance Plus, and will be made by the Committee, in its discretion. In the event any reduction in Annual Premiums resulting in forfeiture is the result of the Insurance Companies terminating the Participant's appointment other than for Cause, the restrictions on all Restricted Agency Stock previously awarded to such Participant in respect of the Line for which the appointment was terminated will immediately lapse. In the event any reduction in Annual Premiums resulting in forfeiture is the result of the Insurance Companies withdrawing from a Commercial Lines, Personal Lines or Bond market or product that is material to a Participant, all determinations of forfeiture with respect to such Participant under the Plan shall be recalculated and the Participant's Base Year Annual Premium in the applicable Line shall be reduced by the percentage of the prior calendar year Annual Premium that was attributable to the market or product withdrawn; provided however, that if the reduction is 90% or more, the restrictions on all Restricted Agency Stock previously awarded to such Participant in respect of the Line in which the Annual Premium was so reduced will immediately lapse. For these purposes, (i) whether a "withdrawal" has occurred will be a determination made by the Committee in its discretion and (ii) "material" shall be deemed to be 10% of that Participant's Annual Premium writings with the Insurance Companies with respect to the Line in which the Annual Premium was reduced; provided, however, that the Committee shall have discretion to deem any other circumstances or events to be a material withdrawal.


AGENCY STOCK

    Shares of Agency Stock awarded to Eligible Agencies pursuant to the Plan will generally not be subject to the restrictions or conditions described above under "Restricted Agency Stock." However, if the Committee so determines, shares of Agency Stock may be subject to sale or other restrictions.

ADMINISTRATION OF THE PLAN

    THE COMMITTEE. The Nominations, Compensation and Corporate Governance Committee consists of at least three (3) persons designated by the Board from among its members. Members of the Committee are not appointed for a fixed term, and serve at the discretion of the Board. The Committee may delegate some or all of its authority over the administration of the Plan to any other persons or a committee.

    POWERS OF THE COMMITTEE. The Committee has exclusive discretion, from time to time, among other things, to (a) designate Eligible Agencies; (b) determine the minimum Performance Plus that must be earned before a Restricted Agency Stock award can be elected; (c) determine the minimum and maximum percentage of Performance Plus payable in Restricted Agency Stock that can be elected and all other terms of participation; (d) designate those Eligible Agencies that are to receive Agency Stock; (e) determine the amount and frequency of awards of Restricted Agency Stock and Agency Stock; (f) in accordance with the provisions of the Plan, determine and/or modify the conditions of vesting and forfeiture and the other terms and conditions applicable to each award under the Plan; and (g) make all other determinations which it deems necessary or desirable in the interpretation and administration of the Plan. The Committee has the authority to administer, construe and interpret the Plan, and its decisions are final, binding and conclusive. Any claims or disputes arising out of awards granted under the Plan shall be resolved by arbitration in accordance with the rules and procedures of the American Arbitration Association.

    REPORTS TO PARTICIPANTS. Participants will receive a report containing information regarding the amount and status of their awards at least once a year. Participants may request additional Plan information and information regarding its administrators by writing to Travelers Property Casualty Corp.,
Attention: Corporate Compensation Department, One Tower Square, Hartford, Connecticut 06183, telephone number (860) 277-3422.

    AUTHORIZED SHARES. The number of shares of Common Stock which may be issued under the Plan shall be equal to one million (1,000,000) shares. Such shares shall be previously issued shares reacquired by the Company. (Reacquired shares may consist of shares purchased in open market transactions or otherwise). The total number of shares of Common Stock reserved under the Plan may be adjusted upward or downward as the Committee in its discretion may determine, in the event of any stock dividend, recapitalization, stock split or other capital adjustment or transaction materially affecting the Common Stock. Under the current terms of the Plan, if Restricted Agency Stock issued under the Plan is forfeited prior to the end of the Restricted Period such shares will be available for future issuances.

    AWARD AGREEMENTS AND STOCK CERTIFICATES. Unless the Committee determines otherwise, a Participant will not have any rights with respect to an award of Restricted Agency Stock unless or until such Participant has executed an agreement evidencing the award in form and substance satisfactory to the Committee (a "Restricted Agency Stock Award Agreement") and has delivered a fully executed copy thereof to the Company. Each certificate, if any, registered in the name of a Participant shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the award of Restricted Agency Stock. The Company may, instead of issuing a stock certificate evidencing Restricted Agency Stock, make a book entry (i.e., a computerized or manual entry) in its records to evidence an award. The Company's book entry system consists of a computerized tracking system which keeps records of, among others, awards, transactions, elections and proxy mailings. Such Company records shall, absent manifest error, be binding on the Participants. In such a case, a certificate would then be issued at the time the restrictions lapse. After the restrictions lapse, the Participant may instead of receiving all of the Common Stock direct the Company in writing to issue certificates to particular Producers or credit the brokerage accounts of such specified Producers at Smith Barney Inc. with all or a portion of the Common Stock; provided, however, that neither the Company nor any of its Subsidiaries or affiliates shall have any liability to any Agency or Producer with respect to such issuance.

    Each Eligible Agency that is awarded Agency Stock will be issued a stock certificate in respect of such shares of Agency Stock or may have the shares credited to the Eligible Agency's account at Smith Barney Inc. The Eligible Agency may direct the Company in writing to issue all or a portion of such shares of Agency Stock in the name or to the brokerage account of its specified Producers; provided, however, that neither the Company nor any of its Subsidiaries or affiliates shall have any liability to any Agency or Producer with respect to such issuance.

    In the event an Eligible Agency is awarded Agency Stock that is subject to sale or other restrictions, unless the Committee determines otherwise, the Eligible Agency that is granted the award that is so subject shall not have any rights with respect to such award of Agency Stock unless or until such Agency has executed an agreement evidencing the award in form and substance satisfactory to the Committee (an "Agency Stock Award Agreement") and has delivered a fully executed copy thereof to the Company. In the event an Eligible Agency is awarded Agency Stock that is subject to sale or other restrictions, the certificate registered in the name of the Eligible Agency shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award.

    The Committee shall require that any stock certificate issued in the name of an Eligible Agency evidencing shares of Restricted Agency Stock or shares of Agency Stock that are subject to sale or other restrictions be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of such issuance of a certificate, the Eligible Agency shall have delivered a stock power, endorsed in blank, relating to the shares covered by such certificate.

RELATIONSHIP AMONG THE COMPANY, THE INSURANCE COMPANIES, THE AGENCY AND THE PRODUCER

    Each Restricted Agency Stock Award Agreement and Agency Stock Award Agreement, if any (together, the "Award Agreements"), is entered into by the Agency and the Company, and the Agency's Producers are not a party to it. Any arrangements or undertakings entered into between an Agency and such Agency's Producers establish rights and obligations solely between and among such parties and do not create any obligations on the part of or bind the Company or any of its Subsidiaries or affiliates, which shall have no liability thereunder. The Producers must look to the Agencies, and not to the Company or any of its Subsidiaries or affiliates, for the benefit of any obligations the Agencies may have undertaken pursuant to any arrangement and the Producers bear all risk with respect to the fulfillment by the Agencies of such obligations. The Plan and the Award Agreements are for the protection and benefit of the Company and the Eligible Agencies and no other person shall be a direct or indirect beneficiary of or have any direct or indirect cause of action or claim in connection therewith.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a brief summary of the principal United States federal income tax consequences of transactions between the Company and Participants and recipients of Agency Stock under the Plan, based on current United States federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences. PARTICIPANTS IN THE PLAN AND RECIPIENTS OF AGENCY STOCK ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL, INTERNATIONAL, PROVINCIAL AND OTHER TAX CONSEQUENCES OF TRANSACTIONS UNDER THE PLAN.

    RESTRICTED AGENCY STOCK. Generally, a Participant must include in ordinary income an amount equal to the fair market value of the Restricted Agency Stock at the time such Restricted Agency Stock is no longer subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code. Restricted Agency Stock is no longer subject to a substantial risk of forfeiture upon the expiration of the Restricted Period, including extensions granted, as described above. In any instance where Restricted Agency Stock is forfeited, the forfeiture does not give rise to the recognition of income or loss. Any tax or other amount will be withheld as required on the amount of any income attributable to the Restricted Agency Stock. A Participant may elect pursuant to Section 83(b) of the Code (a "Section 83(b) election") to include as income in the year the Restricted Agency Stock is transferred by the Company to such Participant (i.e., the year of the award) an amount equal to the fair market value of the Restricted Agency Stock on the date of such transfer (as if the Restricted Agency Stock were unrestricted and could be sold or transferred immediately). If the stock subject to the Section 83(b) election is subsequently forfeited, no deduction or tax refund is allowed for the amountincluded as income as a result of the Section 83(b) election. A Section 83(b) election must be made within thirty (30) days of the date of such transfer.

    A Participant's tax basis in Restricted Agency Stock will be equal to the amount of ordinary income recognized by such Participant with respect to such Restricted Agency Stock. Upon the sale of shares after the expiration of the Restricted Period, a Participant will generally recognize gain or loss which will be capital gain or loss if the Restricted Agency Stock has been held as a capital asset; such capital gain or loss will be treated as long-term if the stock sold was held for more than one (1) year. The holding period for capital gains treatment will begin when the Restricted Period expires, unless the Participant has made a Section 83(b) election, in which event the holding period will commence on the date of transfer of the Restricted Agency Stock by the Company to such Participant.

    The Company generally will be entitled to a deduction in the amount of a Participant's ordinary income at the time such income is recognized as described above.

    DIVIDENDS. Dividends paid on shares of Restricted Agency Stock during the Restricted Period are taxable as compensation to the Participant. The Company will be entitled to a deduction with respect to such dividends. However, dividends paid on shares of Restricted Agency Stock subject to a
Section 83(b) election or subsequent to the expiration of the Restricted Period are taxed as dividend income, rather than compensation, and are not subject to withholding requirements. The Company will not be entitled to a deduction with respect to these dividends.

    AGENCY STOCK. Generally, a recipient of Agency Stock must include in ordinary income an amount equal to the fair market value of the Agency Stock in the year that such Agency Stock is transferred to the recipient. Agency Stock will have a tax basis equal to the ordinary income recognized on the date such Agency Stock is transferred to the recipient; in addition, the holding period for determining capital gains will commence on the date that such Agency Stock is transferred to the recipient. Upon the sale of Agency Stock by the recipient, the recipient will generally recognize gain or loss, which will be capital gain or loss if the recipient has held the Agency Stock as a capital asset; such capital gain or loss will be treated as long-term if the stock was held for more than one (1) year. Dividends paid to the recipient on Agency Stock are taxable as dividend income in the year received.

    Generally, the Company will be entitled to a deduction in the amount of ordinary income recognized by the recipient of Agency Stock at the time such income is recognized as described above. The Company will not be entitled to a deduction with respect to dividends paid on Agency Stock.

CHANGE OF CONTROL

    Upon the occurrence of certain events which constitute a "Change of Control," as defined in the Plan (unless approved by two-thirds (2/3) of the continuing Directors, as therein defined), the restrictions on each award of Restricted Agency Stock and Agency Stock (if any) shall immediately lapse.

AMENDMENTS TO OR DISCONTINUANCE OF THE PLAN

    The Board, without the approval of the Company's stockholders or the Eligible Agencies, may at any time terminate, amend or modify the Plan, provided that no such action may, without an Eligible Agency's consent, adversely affect Restricted Agency Stock previously issued to such Eligible Agency.

                                 LEGAL MATTERS

    The validity of the Common Stock is being passed upon for the Company by James M. Michener, Esq., General Counsel of the Company, Travelers Property Casualty Corp., One Tower Square, Hartford, Connecticut 06183. Mr. Michener, Senior Vice President, General Counsel and Secretary of the Company, beneficially owns, or has rights to acquire under the Company's employee benefit plans, an aggregate of less than 1% of the Company's Common Stock.

                                    EXPERTS

    The consolidated financial statements and financial statement schedules of Travelers Property Casualty Corp. and its subsidiaries as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been incorporated by reference herein, in reliance upon the reports (also incorporated by reference herein) of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

    The combined financial statements of The Aetna Casualty and Surety Company and The Standard Fire Insurance Company and their subsidiaries as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been incorporated by reference herein, in reliance upon the reports (also incorporated by reference herein) of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

                                                                         ANNEX A

                          TRAVELERS PROPERTY CASUALTY CORP.
                           AGENCY CAPITAL ACCUMULATION PLAN
                                  as of July 1, 1997


SECTION 1.  PURPOSE OF THE PLAN.

    The name of this plan is TRAVELERS PROPERTY CASUALTY CORP. AGENCY CAPITAL ACCUMULATION PLAN (the "Plan"). The purpose of the Plan is to enable TRAVELERS PROPERTY CASUALTY CORP., a Delaware corporation (the "Company"), and its Subsidiaries to attract, retain and motivate Agencies (as hereinafter defined), to compensate them for their contributions to the growth and profits of the Company and to encourage ownership of Class A common stock, par value $.01 per share (the "Common Stock"), of the Company on the part of such Agencies. The Plan provides incentives to participating Agencies which are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company.

SECTION 2.  DEFINITIONS.

    For purposes of the Plan, the following terms shall be defined as set forth below:

    (a) "AGENCIES" means independent property-casualty insurance agencies appointed by the Insurance Companies to represent the Insurance Companies in the sale of insurance or otherwise.

    (b)  "AGENCY STOCK" means shares of Common Stock awarded pursuant to
    Section 6.

    (c) "AGENCY STOCK AWARD AGREEMENT" shall have the meaning ascribed to such term in Section 6(c).

    (d) "ANNUAL PREMIUM" with respect to any given year means the annual written property-casualty premium (Eligible Premium or Eligible Net Written Premium) (as defined in the Agency Performance Plus Agreements) between a Participant and any of the Insurance Companies.

    (e)  "BASE YEAR" shall have the meaning ascribed to such term in Section
    3(a).

    (f)  "BOARD" means the Board of Directors of the Company.

    (g) "CAUSE" means conduct by a Participant that materially breaches such Participant's agreement with the Insurance Companies or that is demonstrably injurious to the Company or a Subsidiary, monetarily or otherwise, which conduct shall include, but not be limited to (i) disclosing or misusing any confidential information pertaining to the Company or a Subsidiary or (ii) disparaging the Company, any Subsidiary or any of their respective officers or directors. The determination of whether any conduct, action or failure to act constitutes "Cause" shall be made by the Committee in its discretion.

    (h) "COMMITTEE" means the Nominations, Compensation and Corporate Governance Committee of the Board or any subcommittee thereof or such other committee as may be appointed by the Board from time to time.

    (i)  "COMMON STOCK" shall have the meaning ascribed to such term in Section
    1.

    (j)  "COMPANY" shall have the meaning ascribed to such term in Section 1.

    (k)  "ELIGIBLE AGENCIES" shall have the meaning ascribed to such term in
    Section 3(a).

    (l) "INSURANCE COMPANIES" means The Travelers Indemnity Company, Travelers Casualty and Surety Company and The Standard Fire Insurance Company and their respective property-casualty subsidiaries and affiliates.

    (m) "LINE" means a line of business such as Commercial Lines, Personal Lines or Bond.

    (n) "PARTICIPANT" means an Eligible Agency that elects to participate in the Plan.

    (o) "PERFORMANCE PLUS" means the Performance Plus Payment described in the Bond and Commercial Lines Performance Plus Agreements and/or the Participation Payment described in the Personal Lines Performance Plus Agreement.

    (p)  "PLAN" shall have the meaning ascribed to such term in Section 1.

    (q) "PRODUCER" means, with respect to any Agency, a property-casualty insurance sales agent who is a principal or employee of such Agency.

    (r) "RESTRICTED AGENCY STOCK AWARD AGREEMENT" shall have the meaning ascribed to such term in Section 5(b).

    (s) "RESTRICTED PERIOD" means the three-year period (or such other period determined by the Committee) together with any extension thereof approved pursuant to the Plan, commencing on the date of an award of Restricted Agency Stock; provided, however, that for awards made in respect of the 1997 performance year, the Restricted Period means the two-year period (or such other period determined by the Committee) together with any extension thereof approved pursuant to the Plan, commencing on the date of an award.

    (t) "RESTRICTED AGENCY STOCK" means shares of Common Stock that are subject to the restrictions and potential forfeiture set forth in Section 5.

    (u) "SUBSIDIARY" means any entity at least one-half of whose outstanding voting stock, or beneficial ownership for entities other than corporations, is owned, directly or indirectly, by the Company, or which is otherwise controlled directly or indirectly by the Company.

SECTION 3.  ELIGIBILITY AND PARTICIPATION.

    (a) RESTRICTED AGENCY STOCK. Agencies that earn the minimum Performance Plus and are selected from time to time by the Committee, in its discretion ("Eligible Agencies"), shall be eligible to participate in the Plan and receive one or more awards of Restricted Agency Stock. The minimum Performance Plus that must be earned for the calendar year for which such Performance Plus is earned (the "Base Year") before a Restricted Agency Stock award can be elected is currently $5,000 in respect of the Line to which such Performance Plus relates, but the Committee may, in its discretion, provide for alternative minimum Performance Plus that must be earned. Commercial Lines, Personal Lines and Bond are not aggregated for this purpose.

    (b) AGENCY STOCK. Eligible Agencies that are selected from time to time by the Committee, in its discretion, shall be eligible to receive one or more awards of Agency Stock under the Plan.

SECTION 4.  AMOUNT AND FORM OF AWARDS.

    (a) RESTRICTED AGENCY STOCK. Eligible Agencies that make a timely election may be awarded Restricted Agency Stock in such amounts as are described below. For Eligible Agencies electing to participate, unless otherwise determined by the Committee, the amount of any award of Restricted Agency Stock that may be elected shall be not less than an amount equal to 10% of Performance Plus and not more than an amount equal to 50% of Performance Plus; provided, that any such election and award shall be separately determined with respect to Performance Plus for each of Commercial Lines, Personal Lines and Bond. An election to receive Restricted Agency Stock shall be of no force and effect unless made in accordance with the administrative procedures established by the Committee from time to time, including, without limitation, timely receipt by the Company of an annual election form from the Eligible Agency. Awards of Restricted Agency Stock shall be granted at such time as the Committee may in its discretion determine, and the Committee may also in its discretion provide for alternative methods for grants of awards. Awards of Restricted Agency Stock will be made in lieu of cash payment of a percentage of the Participant's Performance Plus.

    (b) AGENCY STOCK. Eligible Agencies that are selected by the Committee pursuant to Section 3(b) may be awarded Agency Stock in such amounts as are determined by the Committee in its discretion. Awards of Agency Stock shall be granted to those Eligible Agencies (which need not be Participants under the Plan) at such time as the Committee may in its discretion determine, without the making of any election on the part of the recipient. Awards of Agency Stock will be in addition to any cash or other compensation, including awards of Restricted Agency Stock, if any, otherwise payable to the Eligible Agency selected to receive such award.

    (c) The number of shares of Common Stock which may be issued under the Plan, either as Restricted Agency Stock or Agency Stock, shall be equal to one million (1,000,000) shares of Common Stock, subject to adjustment as provided in
Section 8. The shares issued hereunder shall be previously issued shares reacquired by the Company. In the event Restricted Agency Stock is forfeited prior to the end of the Restricted Period, the shares of Common Stock called for by such award of Restricted Agency Stock will become available for future awards.

SECTION 5.  RESTRICTED AGENCY STOCK.

    (a) The number of shares of Restricted Agency Stock awarded to a Participant under the Plan shall be determined by a formula or formulas approved by the Committee, which will take into account elections made under the Plan.
In order to reflect the impact of the restrictions on the value of the Restricted Agency Stock, as well as the possibility of forfeiture of the Restricted Agency Stock, the fair market value of Common Stock shall be discounted at 25% in determining the number of shares of Restricted Agency
Stock to be awarded. The Committee may, where it deems appropriate, and in its discretion, provide for an alternative discount rate. For purposes of this Plan, the fair market value of Common Stock for an award will be the average of the Common Stock's closing prices on the Composite Tape of the New York Stock Exchange, Inc. for the five (5) trading days prior to the date of the award.
The dollar value of an award will be divided by the discounted market value to determine the number of shares of Restricted Agency Stock in an award. The value of fractional shares will be paid currently in cash. In the event the Committee provides for alternative methods for grants of awards, the Committee may, in its discretion, provide for alternative methods of determining the fair market value of the Common Stock for such awards, and may also provide for alternative forfeiture provisions. In the event there is an adjustment to the Performance Plus after the date of an award of Restricted Agency Stock under the Plan, the Company may pay the adjustment amount entirely in cash.

    (b) Unless the Committee determines otherwise, a Participant will not have any rights with respect to an award of Restricted Agency Stock unless or until such Participant has executed an agreement evidencing the award in form and substance satisfactory to the Committee (a "Restricted Agency Stock Award Agreement") and has delivered a fully executed copy thereof to the Company. Each Participant that is awarded Restricted Agency Stock may, but need not, be issued a stock certificate in respect of such shares of Restricted Agency Stock. In the event a certificate is not issued in the name of a Participant, a "book entry" (i.e., a computerized or manual entry) will be made in the records of the Company to evidence the award of shares of Restricted Agency Stock to such Participant. Such Company records shall, absent manifest error, be binding on the Participants. Each certificate, if any, registered in the name of a Participant shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award, substantially in the following form:

    "The transferability of the certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Travelers Property Casualty Corp. Agency Capital Accumulation Plan and a Restricted Agency Stock Award Agreement entered into between the registered owner and Travelers Property Casualty Corp. Copies of such Plan and Agreement are on file in the offices of Travelers Property Casualty Corp."

    Any stock certificate issued in the name of a Participant evidencing shares of Restricted Agency Stock will be held in the custody of the Company until the restrictions thereon shall have lapsed, and, as a condition of such issuance of a certificate for Restricted Agency Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the shares covered by such certificate.

    (c) The shares of Restricted Agency Stock awarded pursuant to this Section 5 shall be subject to the following restrictions and conditions:

         (i) Subject to the provisions of the Plan and the Restricted Agency Stock Award Agreements, during the Restricted Period the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Agency Stock awarded under the Plan. The foregoing shall not prohibit a Participant from entering into agreements with its Producers, if any, with respect to rights and obligations associated with the Restricted Agency Stock; provided, however, that Producers shall have no rights hereunder and neither the Company nor any of its Subsidiaries or affiliates shall have any liability thereunder or with respect thereto. The Committee may, in its discretion, (x) initially provide for an alternative Restricted Period or alter the Restricted Period for a previously granted award (provided that the Committee may not extend the Restricted Period for a previously granted award without the Participant's written consent), (y) during any extension of such Restricted Period, provide for alternative restrictions and (z) provide for the lapse of any such restrictions in installments and accelerate or waive any such restrictions in whole or in part based on such factors and such circumstances as the Committee may determine, in its discretion.

         (ii) Unless the Committee in its discretion shall determine otherwise at or prior to the time of the grant of any award, the Participant shall have the right to direct the vote of its shares of Restricted Agency Stock during the Restricted Period, in accordance with paragraph (e) of this
    Section 5. The Participant shall have the right during the Restricted Period to receive any regular dividends or dividend equivalents on such shares of Restricted Agency Stock. The Committee shall in its discretion determine the Participant's rights with respect to extraordinary dividends or distributions on the shares of Restricted Agency Stock.

         (iii) Shares of Common Stock shall be delivered to the Participant either in certificate form or by crediting the Participant's brokerage account at Smith Barney Inc. promptly after, and only after, the Restricted Period has expired (or such earlier time as the restrictions may lapse in accordance with paragraph (c)(i) of this Section 5) so long as there has been no event resulting in forfeiture of such award of Restricted Agency Stock. After the restrictions lapse, the Participant may instead of receiving all of the Common Stock direct the Company in writing to issue certificates to particular Producers or credit the brokerage accounts of such specified Producers at Smith Barney Inc. with all or a portion of the Common Stock; provided, however, that neither the Company nor any of its Subsidiaries or affiliates shall have any liability to any Agency or Producer with respect to such issuance.

    (d) Subject to the provisions of paragraph (c)(i) of this Section 5, the following provisions shall apply to a Participant's shares of Restricted Agency Stock prior to the end of the Restricted Period (including extensions):


    Each award of Restricted Agency Stock shall be subject to forfeiture based upon a separate determination of performance in respect of the Line in which the award was originally granted. In the event that in any of the calendar years during the Restricted Period immediately following the Base Year such Participant's Annual Premium with the Company and the Insurance Companies is reduced by 50% or more in Commercial Lines, Personal Lines or Bond compared to such Participant's Annual Premium (in the applicable Line) with the Company and such Insurance Companies in the Base Year (as adjusted, if applicable, as provided below), such Participant will forfeit all Restricted Agency Stock awarded with respect to such Base Year related to the Line in which the Annual Premium was reduced. Forfeiture determinations will be made separately for each award with reference to the applicable Base Year and Line for that award. In addition, unless the Committee in its discretion shall determine otherwise, failure by a Participant to maintain its agency agreement with the Insurance Companies throughout the Restricted Period will result in forfeiture of all Restricted Agency Stock previously awarded to such Participant. Upon forfeiture, the Participant will have no further rights in the Restricted Agency Stock or the Performance Plus in respect of which the Restricted Agency Stock was awarded. The determination of whether there is a reduction in Annual Premiums in any given year compared to the applicable Base Year resulting in forfeiture will be based on Annual Premiums in the Line in which the Restricted Agency Stock was awarded, and will be made by the Committee, in its discretion. In the event any reduction in Annual Premiums resulting in forfeiture is the result of the Insurance Companies terminating the Participant's appointment other than for Cause, the restrictions on all

    Restricted Agency Stock previously awarded to such Participant in respect of the Line for which the appointment was terminated will immediately lapse. In the event any reduction in Annual Premiums resulting in forfeiture is the result of the Insurance Companies withdrawing from a Commercial Lines, Personal Lines or Bond market or product that is material to a Participant, all determinations of forfeiture with respect to such Participant under this Section 5 shall be recalculated and the Participant's Base Year Annual Premium in the applicable Line shall be reduced by the percentage of the prior calendar year Annual Premium that was attributable to the market or product withdrawn; provided, however, that if the reduction is 90% or more, the restrictions on all Restricted Agency Stock previously awarded to such Participant in respect of the Line in which the Annual Premium was so reduced will immediately lapse. For these purposes, (i) whether a "withdrawal" has occurred will be a determination made by the Committee in its discretion and (ii) "material" shall be deemed to be 10% of that Participant's Annual Premium writings with the Insurance Companies with respect to the Line in which the Annual Premium was reduced; provided, however, that the Committee shall have discretion to deem any other circumstances or events to be a material withdrawal.


    (e) Unless the Committee in its discretion shall determine otherwise at or prior to the time of the grant of any award of Restricted Agency Stock, during the Restricted Period the shares of Restricted Agency Stock shall be voted by the Company's senior administrative officer in charge of administering the Plan, or such other person as the Committee may designate (the "Plan Administrator"), and the Plan Administrator shall vote such shares in accordance with instructions received from Participants. Shares as to which no instructions are received shall be voted by the Plan Administrator proportionately in accordance with instructions received from Participants in the Plan.

SECTION 6.  AGENCY STOCK.

    (a) The number of shares of Agency Stock awarded to an Eligible Agency under the Plan may be determined by a formula or formulas approved by the Committee or may be determined by the Committee individually on a case by case basis. Shares of Agency Stock awarded to Eligible Agencies pursuant to the Plan will generally not be subject to the restrictions or conditions set forth in Section 5; provided, however, that if the Committee so determines, such shares may be subject to sale or other restrictions.

    (b) Each Eligible Agency that is awarded Agency Stock shall be issued a stock certificate in respect of such shares of Agency Stock or may have the shares credited to the Eligible Agency's account at Smith Barney Inc. The Eligible Agency may direct the Company in writing to issue all or a portion of such shares of Agency Stock in the name or to the brokerage account of its specified Producers; provided, however, that neither the Company nor any of its Subsidiaries or affiliates shall have any liability to any Agency or Producer with respect to such issuance.

    (c) If the Committee determines to subject any shares of Agency Stock to sale or other restrictions, unless the Committee determines otherwise, the Eligible Agency that is granted the award that is so subject shall not have any rights with respect to such award of Agency Stock unless or until such Agency has executed an agreement evidencing the award in form and substance satisfactory to the Committee (an "Agency Stock Award Agreement") and has delivered a fully executed copy thereof to the Company. In the event an Eligible Agency is awarded Agency Stock that is subject to sale or other restrictions, the certificate registered in the name of the Eligible Agency shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award.

The Committee shall require that any stock certificate issued in the name of an Eligible Agency evidencing shares of Agency Stock that are subject to sale or other restrictions be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of such issuance of a certificate for Agency Stock, the Eligible Agency shall have delivered a stock power, endorsed in blank, relating to the shares covered by such certificate.

SECTION 7.  ADMINISTRATION.

    The Plan shall be administered by the Committee.

    The Committee shall have the power and authority to make awards of Restricted Agency Stock and Agency Stock pursuant to the terms of the Plan.

    In particular, the Committee shall have the authority:

    (a)  to select those Agencies that are Eligible Agencies;

    (b) to determine the minimum Performance Plus that must be earned before a Restricted Agency Stock award can be elected hereunder;

    (c) to determine whether and to what extent Restricted Agency Stock is to be granted to Eligible Agencies hereunder;

    (d) to determine the minimum and maximum percentage of Performance Plus payable in Restricted Agency Stock that can be elected hereunder;

    (e) to select those Eligible Agencies that are to receive Agency Stock hereunder;

    (f) to determine whether and to what extent Agency Stock is to be granted to Eligible Agencies hereunder;

    (g) to determine the number of shares of Common Stock to be covered by each award granted hereunder;

    (h) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder; and

    (i) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instructions evidencing the Restricted Agency Stock and Agency Stock.

    The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan; and to otherwise supervise the administration of the Plan. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, Eligible Agencies and the Participants. The Committee may delegate some or all of its authority over the administration of the Plan to any other persons or a committee.

SECTION 8.  ADJUSTMENTS UPON A CHANGE IN COMMON STOCK.

    In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, distribution, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event if in the determination of the Committee such change equitably requires an adjustment in the number or kind of shares that may be issued under the Plan pursuant to Section 4(c), such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.

SECTION 9.  AMENDMENT AND TERMINATION.

    The Plan may be amended or terminated at any time and from time to time by the Board. Neither an amendment to the Plan nor the termination of the Plan shall adversely affect any right of any Eligible Agency with respect to any Restricted Agency Stock or Agency Stock theretofore granted without such Eligible Agency's written consent. Subject to the foregoing limitations, the Committee shall have the authority to amend certain Plan provisions to the extent necessary to permit participation in the Plan by Agencies that are located outside of the United States on terms and conditions which are comparable to those afforded to Agencies located within the United States.

SECTION 10.  GENERAL PROVISIONS.

    (a) All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law.

    (b) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Agency any right to continue to represent the Insurance Companies in the sale of insurance or otherwise, as the case may be, nor shall it interfere in any way with the right of the Company or any of the Insurance Companies to terminate the agency relationship with any of its Agencies at any time. Nothing contained herein is intended or shall be construed to modify or supersede the terms of any existing contracts between an Agency and the Insurance Companies, including but not limited to any agency agreement, any profit sharing or performance plus agreement or any agency benefits agreement.

    (c) No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan.


    (d) An Eligible Agency's rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and no such right or interest of any Eligible Agency in the Plan shall be subject to any obligation or liability of such Eligible Agency. Notwithstanding the foregoing, a Participant may designate a successor in interest to its rights and interest under the Plan if such successor is an Eligible Agency or is designated by the Committee as an Eligible Agency and agrees to all of the terms hereof and under the applicable Restricted Agency Stock Award Agreement or Agency Stock Award Agreement, subject to the Committee's consent.


    (e) The Company and its Subsidiaries shall have the right to deduct from any payment made under the Plan any federal, state or local income taxes or other amounts required by law to be withheld with respect to such payment.
It shall be a condition to the obligation of the Company to issue Common Stock upon the lapse of restrictions on Restricted Agency Stock or upon the grant of an award of Agency Stock that the Eligible Agency pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state or local income taxes or other amounts. If the amount requested is not paid, the Company may refuse to issue shares.

    (f) Notwithstanding anything to the contrary contained herein, upon a "Change of Control" (defined below), the restrictions on each award of Restricted Agency Stock and Agency Stock (if any) shall immediately lapse. "Change of Control" shall mean the occurrence of any of the following, unless such occurrence shall have been approved or ratified by at least a two-thirds (2/3) vote of the Continuing Directors (defined below): (A) any person within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than Travelers Group Inc. or any affiliates thereof, shall have become the beneficial owner, within the meaning of Rule 13d-3 under the Exchange Act, of shares of stock of the Company having twenty five percent (25%) or more of the total number of votes that may be cast for election of the directors of the Company, or (B) there shall have been a change in the composition of the Board such that at any time a majority of the Board shall have been members of the Board for less than twenty-four (24) months, unless the election of each new director who was not a director at the beginning of the period was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of such period, or who were approved as directors pursuant to the provisions of this paragraph (the "Continuing Directors").

    (g) All claims and disputes between an Agency and the Company or any of the Insurance Companies arising out of the Plan or any award granted hereunder shall be submitted to arbitration in accordance with the rules and procedures of the American Arbitration Association. Notice of demand for arbitration shall be given in writing to the other party and shall be made within a reasonable time after the claim or dispute has arisen. The award rendered by the arbitrator shall be made in accordance with the Plan, shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. The provisions of this Section 10(g) shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

    (h) The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware.

    (i) No Common Stock or other securities shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with all applicable federal, state and international securities statutes, rules and regulations. The appropriate officers of the Company or its Subsidiaries shall cause to be filed any reports, returns or other information regarding awards or Common Stock issued under the Plan as may be required by
Section 13 or 15(d) of the Exchange Act or any other applicable statute, rule or regulation.

    (j) If any term or provision of this Plan or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, then the remainder of the Plan, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision hereof shall be valid and be enforced to the fullest extent permitted by applicable law.

    (k) Each Restricted Agency Stock Award Agreement and Agency Stock Award Agreement, if any (together, the "Award Agreements"), is entered into by the Agency and the Company, and the Agency's Producers are not a party to it and have no rights thereunder or hereunder. Any arrangements or undertakings entered into between an Agency and such Agency's Producers establish rights and obligations solely between and among such parties and do not create any obligations on the part of or bind the Company or any of its Subsidiaries or affiliates, which shall have no liability thereunder. The Producers must look to the Agencies, and not to the Company or any of its Subsidiaries or affiliates, for the benefit of any obligations the Agencies may have undertaken pursuant to any arrangement and the Producers bear all risk with respect to the fulfillment by the Agencies of such obligations. This Plan and the Award Agreements are for the protection and benefit of the Company and the Eligible Agencies and no other person shall be a direct or indirect beneficiary of or have any direct or indirect cause of action or claim in connection therewith.

SECTION 11.  EFFECTIVE DATE OF PLAN.

    The Plan shall be effective on July 1, 1997. The Plan shall remain effective until terminated by the Board in accordance with Section 9.

------------------------------------------   ----------------------------------
                                                       TRAVELERS PROPERTY
                                                          CASUALTY CORP.


No dealer, salesperson or other
person is authorized in connection
with any offering made hereby to give
any information or to make any other
representation not contained in this
Prospectus, and, if given or made,
such information or representations
must not be relief upon as having
been authorized by the Company. This
Prospectus does not constitute an
offer to sell or a solicitation of an
offer to buy any security other than
the securities offered hereby, nor
does it constitute an offer to sell
or a solicitation of an offer to buy
any of the securities offered hereby
to any person in any jurisdiction in
which it is unlawful to make such an
offer or solicitation to such person.
Neither the delivery of this
Prospectus nor any sale made
hereunder shall under any
circumstances create any implication
that the information contained or
incorporated by reference herein is
correct as of any date subsequent to
the date hereof.

     ------------------------

                                                        -----------------
         TABLE OF CONTENTS                                  PROSPECTUS
         -----------------                              -----------------

                                      PAGE
                                      ----

Available Information................   2
Incorporation of Certain Documents
  by Reference.......................   3
Use of Proceeds......................   3
Travelers Property Casualty Corp.
  Agency Capital Accumulation Plan...   4
Legal Matters........................  11
Experts..............................  11          TRAVELERS PROPERTY CASUALTY
Annex A.............................. A-1             CORP. AGENCY CAPITAL
                                                        ACCUMULATION PLAN


-------------------------------------------    --------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth estimated expenses to be incurred in connection with the distribution of the securities being registered hereby, all of which shall be borne by the Company:



        Commission Registration Fees..............  $11,648
        Printing and Engraving Expenses...........   25,000
        Accounting Fees and Expenses..............    4,000
        Blue Sky Fees and Expenses................    3,000
        Miscellaneous.............................    6,352
                                                    ---------
        Total.....................................  $50,000
                                                    ---------
                                                    ---------


        Except for the Commission registration fee, all of the foregoing are estimates.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Subsection (a) of Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of
Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145. Section 3 of Article V of the Company's Restated By-Laws provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

    Travelers Group Inc. also provides liability insurance for its directors and officers and the directors and officers of its subsidiaries, including the Company, which provides for coverage against loss from claims made against directors and officers in their capacity as such, including liabilities under the Securities Act of 1933, as amended.

    Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article TWELFTH of the Company's Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

ITEM 16.    EXHIBITS.

EXHIBIT
NUMBER      DESCRIPTION
---------   -----------

5.1        *Opinion of James M. Michener, Esq. with respect to the legality of the securities being registered
23.1       *Consent of James M. Michener, Esq. (included in his opinion filed as Exhibit 5.1)
23.2        Consent of KPMG Peat Marwick LLP
23.3        Consent of KPMG Peat Marwick LLP
24.1       *Powers of Attorney of certain directors of the Company
99.1 Travelers Property Casualty Corp. Agency Capital Accumulation Plan (as of July 1, 1997)
----------
*Previously filed.

ITEM 17. UNDERTAKINGS.

    A. The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, Travelers Property Casualty Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, this 21st day of July, 1997.


                                TRAVELERS PROPERTY CASUALTY CORP.

                                BY:  /S/ Robert I. Lipp
                                     -----------------------------------------
                                     Robert I. Lipp
                                     Chairman of the Board, President and
                                       Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to this Registration Statement has been signed below by the following persons in the capacities indicated on this 21st day of July, 1997.


          SIGNATURE                        TITLE
          ---------                       -------

                                Chairman of the Board, President and Chief
     /s/ Robert I. Lipp           Executive Officer (Principal Executive
------------------------------    Officer) and Director
        Robert I. Lipp



    /s/ William P. Hannon       Chief Financial Officer (Principal Financial
------------------------------    Officer)
      William P. Hannon



    /s/ Thomas P. Shugrue         Vice President and Chief Accounting Officer
------------------------------    (Principal Accounting Officer)
      Thomas P. Shugrue



                 *
-------------------------------   Director
      Kenneth J. Bialkin


------------------------------    Director
        John J. Byrne

          SIGNATURE                        TITLE
          ---------                       -------

               *
-------------------------------   Director
         James Dimon


               *
-------------------------------   Director
      Dudley C. Mecum



               *
-------------------------------   Director

       Roberto G. Mendoza

               *
-------------------------------   Director
         Frank J. Tasco

               *
-------------------------------   Director
        Sanford I. Weill

                *
-------------------------------   Director
          Arthur Zankel


*By:   /s/ Jay S. Fishman
-------------------------------
          Jay S. Fishman
          Attorney-in-fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER    DESCRIPTION
--------  -----------
5.1 *Opinion of James M. Michener, Esq. with respect to the legality of the securities being registered
23.1     *Consent of James M. Michener, Esq. (included in his opinion filed as
          Exhibit 5.1)
23.2      Consent of KPMG Peat Marwick LLP
23.3      Consent of KPMG Peat Marwick LLP
24.1     *Powers of Attorney of certain directors of the Company
99.1 Travelers Property Casualty Corp. Agency Capital Accumulation Plan (as of July 1, 1997)
------------
*Previously filed.